                                                                      EXHIBIT 99

       [LETTERHEAD OF INTERNATIONAL CABLETEL INCORPORATED APPEARS HERE]

FOR IMMEDIATE RELEASE

                 INTERNATIONAL CABLETEL INCORPORATED  ANNOUNCES
                   PRELIMINARY OPERATING STATISTICS FOR 1996
                   -----------------------------------------

New York, New York (January 23, 1997) -- INTERNATIONAL CABLETEL INCORPORATED (NASDAQ: ICTL) ("CableTel" or the "Company") announced today its preliminary operating statistics for the year ended December 31, 1996.

CableTel's operating performance continues to exceed estimated industry averages. As of December 31, 1996:

     Residential telephone penetration increased to 32.0%
     Residential cable television penetration increased to 32.6%
     Combined penetration ("RGU" penetration) increased to 64.6%
     Annualized RGU churn was approximately 10% in the fourth quarter

As of December 31, CableTel had over 168,000 customers subscribing to over 302,000 services. Approximately 36% of all residences marketed by the company are taking at least one service and over 79% of those customers are taking both services. The Company has now marketed services to approximately 60% of the homes passed by its new networks, up from approximately 38% at end of 1995.

CableTel has now constructed its new dual service network past approximately 779,100 homes in its franchise areas, representing approximately 37% of its nearly 2.1 million total homes.

                        NEWLY CONSTRUCTED DUAL NETWORK

                         December 31 1996   September 30   June 30   March 31   December 31
                                                1996        1996*      1996         1995
                         ----------------   ------------   -------   --------   -----------
Homes passed (1)                  779,100        694,400   611,300    516,000       463,000

Homes marketed                    467,300        390,800   311,500    249,500       176,200

Total customers                   168,200        135,300   107,100     81,860        57,700

       Dual                       133,800        105,155    80,100     62,440        44,630

       Cable-only                  18,450         15,600    13,700      9,750         6,620

      Telephone-only               15,950         14,545    13,300      9,670         6,450

Total RGUs (2)                    302,000        240,455   187,200    144,300       102,300

RGU penetration                      64.6%          61.5%     60.1%      57.8%         58.1%

Cable penetration                    32.6%          30.9%     30.1%      28.9%         29.1%

Telephone penetration                32.0%          30.6%     30.0%      28.9%         29.0%

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International CableTel Incorporated
January 23, 1997
Page Two


(1) "Homes passed" is the expression in common usage as the measurement of the size of a cabled area, meaning the total number of residential premises which currently have the potential to be connected to the Company's network. Homes passed does not include approximately 100,000 cable-only homes which are included in the Company's homes passed that count toward its OFTEL milestones.

(2) An RGU (revenue generating unit) is one cable television account or one telephone account; thus, a dual customer counts as two RGU's.

   * June 30, 1996 data has been restated to reflect current period presentation.


In October, the Company announced a new organizational structure integrating CableTel, and its local telephone, cable television and internet businesses with NTL, and its national telecommunications and television transmission businesses. Five major business divisions were created for the combined CableTel/NTL: Local Telecom and Television Services, National Telecoms Services, Internet and Information Services, Broadcast Services, and National Media Services.



                                     *****



For further information contact: Michael A. Peterson, Director-Corporate
-------------------------------
Development or Richard J. Lubasch, Senior Vice President-General Counsel at
(212) 371-3714.